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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 4, 2012	000-30237
Date of Report (Date of earliest event reported)	Commission File Number

REGENECA, INC.
(Exact name of registrant as specified in its charter)

Nevada	88-0467241
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Technology, Suite C515 Irvine, CA 92618
(Address of Principal Executive Offices) (Zip Code)

(949) 887-6890
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 4, 2012, Regeneca, Inc. (the “Company”) and Matthew Nicosia, entered into a Settlement Agreement which is attached hereto as Exhibit 10.1.

The terms of the Settlement Agreement include the release of all claims Matthew Nicosia has or may have against the Company and a return of 177,484,662 number of shares of Common Stock of the Company by Matthew Nicosia and his associated entities, in exchange for the Company’s forgiveness of approximately $778,148 of debt owed to Mr. Nicosia, including all unpaid wages and compensation.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2012, James C. Short and Hector Sectzer, both directors of the Company, resigned from their positions on the Board of Directors. There are no disagreements between the Company and either Mr. Short or Mr. Sectzer, and their resignations did not state any reason for their resignations as directors of the Company.

On June 4, 2012, James C. Short resigned as the VP Investor Relations. Mr. Short did not state any reason for his resignation as an officer of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

10.1          Settlement Agreement entered into with Matthew Nicosia, dated June 4, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENECA, INC.

June 5, 2012		/s/ Matthew Nicosia
	Name:	Matthew Nicosia
	Title:	CEO, President and Chairman